Investor Presentation September 2025

Disclaimer Forward-Looking Statements This communication includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, as amended. All statements other than statements of historical facts included in this communication are forward looking statements. These statements, opinions, forecasts, scenarios and projections relate to, among other things, the long-term objectives of Noble Corporation plc (“Noble” or the “Company”), those regarding future guidance, revenue, adjusted EBITDA, the offshore drilling market and demand fundamentals, realization and timing of integration synergies, costs, the benefits or results of acquisitions or dispositions such as the acquisition of Diamond Offshore Drilling, Inc. (the “Diamond Transaction”), free cash flow expectations, capital expenditures, including estimates for 2026 capital expenditures and 2026 free cash flow, capital allocation expectations, including planned dividends and share repurchases, contract backlog, including projections for the achievement of performance incentives, rig demand, expected future contracts, options or extensions on existing contracts, anticipated contract start dates, major project schedules, dayrates and duration, any asset sales or the retirement of rigs, access to capital, fleet condition and utilization, timing and amount of insurance recoveries and 2025 financial guidance. Forward-looking statements involve risks, uncertainties and assumptions, and actual results may differ materially from any future results expressed or implied by such forward-looking statements. When used in this communication, or in the documents incorporated by reference, the words “guidance,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “on track,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would,” “achieve,” “shall,” “target,” “will” and similar expressions are intended to be among the statements that identify forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot assure you that such expectations will prove to be correct. These forward-looking statements speak only as of the date of this communication and we undertake no obligation to revise or update any forward-looking statement for any reason, except as required by law. Risks and uncertainties include, but are not limited to, those detailed in Noble’s most recent Annual Report on Form 10-K, Quarterly Reports Form 10-Q and other filings with the U.S. Securities and Exchange Commission. We cannot control such risk factors and other uncertainties, and in many cases, we cannot predict the risks and uncertainties that could cause our actual results to differ materially from those indicated by the forward-looking statements. You should consider these risks and uncertainties when you are evaluating us. With respect to our capital allocation policy, distributions to shareholders in the form of either dividends or share buybacks are subject to the Board of Directors’ assessment of factors such as business development, growth strategy, current leverage and financing needs. There can be no assurance that a dividend or buyback program will be declared or continued. Non-GAAP Measures This presentation includes certain financial measures that we use to describe the Company's performance that are not in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). The non-GAAP information presented herein provides investors with additional useful information but should not be considered in isolation or as substitutes for the related GAAP measures. Moreover, other companies may define non-GAAP measures differently, which limits the usefulness of these measures for comparisons with such other companies. The Company defines "Adjusted EBITDA" as net income adjusted for interest expense, net of amounts capitalized; interest income and other, net; income tax benefit (provision); and depreciation and amortization expense, as well as, if applicable, gain (loss) on extinguishment of debt, net; losses on economic impairments; restructuring and similar charges; costs related to mergers and integrations; and certain other infrequent operational events. We believe that the Adjusted EBITDA measure provides greater transparency of our core operating performance. The Company defines net debt as indebtedness minus cash and cash equivalents; free cash flow as net cash provided by (used in) operating activities less capital expenditures net of proceeds from insurance claims; adjusted EBITDA margin as adjusted EBITDA divided by total revenues; and net leverage as net debt divided by adjusted EBITDA from the trailing 12 months. Noble believes these metrics and performance measures are widely used by the investment community and are useful in comparing investments among upstream oil and gas companies in making investment decisions or recommendations. These measures may have differing calculations among companies and investment professionals and a non-GAAP measure should not be considered in isolation or as a substitute for the related GAAP measure or any other measure of a company’s financial or operating performance presented in accordance with GAAP. Please see the Appendix to this communication for more information regarding the non-GAAP measures in this communication. Additionally, due to the forward-looking nature of Adjusted EBITDA and capital expenditures (net of reimbursements), management cannot reliably predict certain of the necessary components of the most directly comparable forward-looking GAAP measure. Accordingly, the company is unable to present a quantitative reconciliation of such forward-looking non-GAAP financial measure to the most directly comparable forward-looking GAAP financial measure without unreasonable effort. Contract Backlog The duration and timing (including both starting and ending dates) of the customer contracts are estimates only, and customer contracts are subject to cancellation, suspension, delays for a variety of reasons, and for certain customers, reallocation of term among contracted rigs, including some beyond Noble’s control. The contract backlog represents the maximum contract drilling revenues that can be earned when only considering the contractual operating dayrate in effect during the firm contract period. The actual average dayrate will depend upon a number of factors (rig downtime, suspension of operations, etc.) including some beyond Noble’s control. The dayrates do not include revenue for mobilizations, demobilizations, upgrades, contract preparation, shipyards or recharges, unless specifically otherwise stated. Dayrates do not generally include revenue for performance incentives, with the exception of approximately 40% assumed performance revenue realized on a combined basis under certain long-term contracts with Shell (US) and TotalEnergies (Suriname). 2

Key Financial Figures 1) Market capitalization as of 8/28/25 based on diluted shares of 162 million. 2) Backlog as of 8/5/2025 fleet status report. 3) See net debt reconciliation in Appendix. 4) Based on $2.00 annualized dividend, divided by 8/28/25 stock price of $28.59. 3 $1.6B Net Debt 3 7% Dividend Yield 4 36% TTM Adj EBITDA margin $4.6B Market Cap 1 $6.9B Backlog 2 $1.2B TTM Adj EBITDA

7 4 3 4 1 2 7 1 1 Globally Scaled, High Specification Fleet 6 2 1 24 Floaters11 Jackups Americas, WAfr, APacNorway, North Sea Main Regions 4 As of 08/5/25 fleet status report. Excludes three rigs held for sale: Noble Highlander, Noble Reacher and Noble Globetrotter II. 3 17G Drillships 6G DrillshipsSemisubmersibles Ultra Harsh Environment Jackups Harsh Environment Jackups

Industry Leading MPD Capabilities with 12+ Years of Operating Experience >100 deepwater wells drilled utilizing MPD over last 4 years 15 Owned(1) deepwater MPD/CML systems 2 MPD-ready floaters 1) Includes 2 x CML systems to be installed for recently announced Shell (US) contracts. 5 Rented jackup systems 5

$0.30 $0.40 $0.40 $0.40 $0.50 $0.50 $0.50 $0.50 $0.50 $0.50 0 200 400 600 800 1,000 1,200 1,400 Dec-22 Mar-23 Jun-23 Sep-23 Dec-23 Mar-24 Jun-24 Sep-24 Dec-24 Mar-25 Jun-25 Sep-25 Buybacks Dividends Cumulative Capital ($M) Quarterly DPS Eclipsing $1.1B in Total Dividends & Buybacks 6 Industry Leadership in Shareholder Capital Returns Supported by strong balance sheet Top tier return of capital across energy sector Committed to returning essentially all FCF via buybacks & dividends

Premium Dividend Yield vs. U.S. Listed Energy Sector 7 1) Annualized dividend yields as of 8/28/25 2) Majors: BP, COP, CVX, SHEL, TTE, XOM 3) E&P: CRGY, CTRA, DVN, EOG, EQT, EXE, FANG, MUR, NOG, OXY, PR, TALO 4) OFS: ACDC, AESI, BKR, FTI, HAL, HLX, HP, LBRT, NOV, OII, PDS, PTEN, PUMP, SLB, TDW, TS, WFRD, WTTR, XPRO 5) Offshore Drillers: BORR, RIG, SDRL, VAL 6) Mid/Downstream: EPD, ET, KMI, MPLX, PSX, VLO, WMB

8 Noble’s avg booked 7G drillship rates ($k/d) 1 Rig Years of UDW Backlog Awarded Extensive Contracting Success Over the Past Year 1) Reflects approximately 40% assumed performance revenue realized on a combined basis under the recently announced Shell (US) and Total (Suriname) contracts. 23.91 8.77 3.93 1.67 6.73 0 5 10 15 20 25 30 Noble Peer A Peer B Peer C Regional Contractors Others ROW Brazil + Norway 445 Note: 12-months period ending 8/28/25

Current Backlog Stands at $6.9 Billion 2025 2026 2027 2028 Floaters Jackups 62% 49% 20%36% Percentage of available days committed1 Backlog ($B) and Contract Coverage 9 1.1 2.3 1.6 1.0 1) Committed days on total marketed fleet of 35 rigs, excluding three rigs planned for retirement, per 8/5/2025 fleet status report. 2029-2031 0.9 5%

Fleet Rationalization Strategy and Actions

- Prudently manage costs and capacity
- Maintain a top-spec, highly utilized fleet
- Maximize cash flow for shareholders

Q4 2024

Ocean Onyx, Ocean Valiant
legacy Diamond 4G-5G semis scrapped

Q1 2025

Pacific Scirocco & Meltem
legacy Pacific Drilling 6G-7G drillships permanently retired from drilling operation, disposed for $41 million

Q3 2025

Noble Globetrotter II
stacked 6G drillship identified for retirement

Noble Highlander
stacked jackup under agreement to be sold for $65 million

Noble Reacher
stacked jackup identified for retirement

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Asia Pac – 4 Rigs 2 drillships 2 semis South America – 43 Rigs Brazil 35 drillships & semis Guyana 5 drillships Col. / Sur. 3 drillships and semis West Africa – 12 Rigs Angola 6 drillships Others 6 drillships Med & Black Sea – 8 Rigs 6 drillships 2 semis Norway & UKNS – 7 Rigs 7 semis U.S. Gulf – 23 Rigs 23 drillships Global UDW Demand Snapshot 97 rig market is currently 68% weighted to the Americas 11 Sources: Noble, Petrodata August 2025 (contracted floaters >7,500 WD)

Marketed Floater Fleet Moderate oversupply of approximately 15 units over the near term Sources: Noble, Petrodata August 2025 12 ($100-$300M entry cost) 4-6 units10 units Current Demand Contracted Warm / Idle Cold / Shipyard 7G Drillships Other floaters 24 6g harsh semis 19 Other benign UDW 50 Tier 1 drillships 41 134 units Current demand has fallen below 145-150 range from 2023-24 Expected to bottom slightly lower later this year Utilization rates remain healthy, supported by capacity refinements. 4 its

Increasing Applications for Carbon Abatement Projects Inch Cape Offshore Wind (Resilient) CCS - Northern Endurance Partnership (Intrepid and Innovator) Field Decommissioning (Resolve) Soft Drilling Demand for Harsh (JU3000 and CJ50) Jackups Persists • North Sea market hampered by fiscal and policy constraints • Regina Allen (Suriname), Mick O’Brien (Qatar) and Resolve (Spain) contracted in other regions Ultra Harsh (CJ70) Jackups Remain Steady • Integrator and Invincible executing strongly on the Aker BP alliance in Norway • Innovator and Intrepid contracted with bp in the UKNS and with DNO in Norway Jackup Highlights 13

First Choice Offshore Industry leading FCF generation and return of capital, anchored by strong balance sheet Globally scaled, top tier fleet supported by world class crews and organizational breadth 14 Technical leadership in drilling performance and business innovation Deep relationships with leading upstream operators – customer centric service posture

Appendix

Appendix: Reconciliation to GAAP Measures

Reconciliation of Adjusted EBITDA	Three Months Ended June 30, 2025	Three Months Ended June 30, 2024	Three Months Ended March 31, 2025	Twelve Months Ended June 30, 2025
Net income (loss)	$ 42,872	$ 195,008	$ 108,303	$ 309,039
Income tax (benefit) provision	57,096	(5,228)	40,406	156,924
Interest expense, net of amounts capitalized	39,997	11,996	40,467	145,135
Interest income and other, net	(4,712)	8,183	(1,837)	(2,029)
Depreciation and amortization	147,085	90,770	143,137	541,380
Amortization of intangible assets and contract liabilities, net	(915)	(22,497)	(7,450)	(25,547)
Merger and integration costs	5,302	10,618	14,920	109,697
(Gain) loss on sale of operating assets, net	(4,751)	(17,357)	—	(4,751)
Adjusted EBITDA	$ 281,974	$ 271,493	$ 337,946	$ 1,229,848
Total revenue	$ 848,652	$ 692,844	$ 874,487	$ 3,451,029
Adjusted EBITDA margin	33 %	39 %	39 %	36 %

Reconciliation of Free Cash Flow and Capital expenditures, net of Proceeds from insurance claims	Three Months Ended June 30, 2025	Three Months Ended June 30, 2024	Three Months Ended March 31, 2025	Twelve Months Ended June 30, 2025
Net cash provided by (used in) operating activities	$ 216,357	$ 106,791	$ 271,060	$ 907,412
Capital expenditures	(116,581)	(132,513)	(113,536)	(497,781)
Proceeds from insurance claims	6,810	—	15,391	36,970
Free cash flow	$ 106,586	$ (25,722)	$ 172,915	$ 446,601

Reconciliation of Net Debt	June 30, 2025	December 31, 2024
Long-term debt	$ 1,978,027	$ 1,980,186
Cash and cash equivalents	338,185	247,303
Net Debt	$ 1,639,842	$ 1,732,883

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2025 2026 2027 2028 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Noble Sam Croft (7g dual BOP) Noble Don Taylor (7g dual BOP) Noble Bob Douglas (7g dual BOP) Noble BlackHawk (7g dual BOP) Noble Venturer (7g dual BOP) Noble BlackHornet (7g dual BOP) Noble BlackLion (7g dual BOP) Noble Stanley Lafosse (7g dual BOP) Noble BlackRhino (7g dual BOP) Noble Viking (7g) Noble Gerry de Souza (6g dual BOP) Noble Faye Kozack (7g dual BOP) Noble Valiant (7g dual BOP) Noble Voyager (7g dual BOP) Noble Tom Madden (7g dual BOP) Firm contract period 17 Appendix: Fleet Contract Overview Options As of 8/5/25 fleet status. Noble Deliverer (6g) Noble Developer (6g) Noble Discoverer (6g) Ocean GreatWhite (HE 6g) Noble Courage (6g) Ocean Apex (5g) Noble Endeavor (HE 5g) Noble Patriot (HE 3g) Noble Innovator (CJ70) Noble Intrepid (CJ70) Noble Invincible (CJ70) Noble Resilient (CJ50) Noble Resolute (CJ50) Noble Resolve (CJ50) Noble Tom Prosser (JU-3000N) Noble Mick O’Brien (JU-3000N) Noble Regina Allen (JU-3000N) Noble Interceptor (CJ70) Noble Integrator (CJ70)

Thank you